Verisign Reports Fourth Quarter and Full Year 2016 Results

RESTON, VA - Feb. 9, 2017 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and internet security, today reported financial results for the fourth quarter and full year of 2016.

Fourth Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $286 million for the fourth quarter of 2016, up 5.0 percent from the same quarter in 2015. Verisign reported net income of $106 million and diluted earnings per share (diluted “EPS”) of $0.84 for the fourth quarter of 2016, compared to net income of $102 million and diluted EPS of $0.76 for the same quarter in 2015. The operating margin was 59.0 percent for the fourth quarter of 2016 compared to 58.1 percent for the same quarter in 2015.

Fourth Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $115 million and diluted EPS of $0.92 for the fourth quarter of 2016, compared to net income of $105 million and diluted EPS of $0.79 for the same quarter in 2015. The non-GAAP operating margin was 63.9 percent for the fourth quarter of 2016 compared to 62.4 percent for the same quarter in 2015. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

2016 GAAP Financial Results
For the year ended Dec. 31, 2016, Verisign reported revenue of $1.14 billion, up 7.8 percent from $1.06 billion in 2015. Verisign reported net income of $441 million and diluted EPS of $3.42 in 2016, compared to net income of $375 million and diluted EPS of $2.82 in 2015. The operating margin for 2016 was 60.1 percent compared to 57.2 percent in 2015.

2016 Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $465 million and diluted EPS of $3.61 for 2016, compared to net income of $405 million and diluted EPS of $3.05 for 2015. The non-GAAP operating margin for 2016 was 64.5 percent compared to 61.5 percent for 2015.

“2016 saw a number of significant achievements for Verisign, which included obtaining ICANN and Commerce Department approval for extending the .com agreement to 2024, the continuation of our unique role of publishing the global internet root zone through a new agreement with ICANN, and surpassing 19 years of uninterrupted availability of the Verisign DNS for .com and .net. Secure, reliable operation of these critical infrastructure services help support billions of internet users worldwide,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended 2016 with cash, cash equivalents and marketable securities of $1.8 billion, a decrease of $118 million from year-end 2015.

•
Cash flow from operations was $195 million for the fourth quarter of 2016 and $668 million for the full year 2016 compared with $189 million for the same quarter in 2015 and $651 million for the full year 2015.

•	Deferred revenues on Dec. 31, 2016, totaled $976 million, an increase of $14 million from year-end 2015.

•
During the fourth quarter, Verisign repurchased 2.0 million shares of its common stock for $160 million. During the full year 2016, Verisign repurchased 7.8 million shares of its common stock for $637 million.

•
Effective Feb. 9, 2017, the Board of Directors approved an additional authorization for share repurchases of approximately $641 million of common stock, which brings the total amount to $1 billion authorized and available under Verisign’s share repurchase program, which has no expiration.

•
For purposes of calculating diluted EPS, the fourth quarter diluted share count included 20.6 million shares related to subordinated convertible debentures, compared with 21.4 million shares for the same quarter in 2015. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign ended the fourth quarter with 142.2 million .com and .net domain name registrations in the domain name base, a 1.7 percent increase from the end of the fourth quarter of 2015, and a net decrease of 1.9 million during the fourth quarter of 2016.

•	In the fourth quarter, Verisign processed 8.8 million new domain name registrations for .com and .net, as compared to 12.2 million for the same quarter in 2015.

•
The final .com and .net renewal rate for the third quarter of 2016 was 73.0 percent compared with 71.9 percent for the same quarter in 2015. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent which differs from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s 4.625% senior notes due 2023 and 5.25% senior notes due 2025. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on the contingent interest derivative on the subordinated convertible debentures and unrealized gain / loss on hedging agreements.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year 2016 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-0944 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and internet security, enables internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key internet infrastructure and services, including the .com and .net domains and two of the internet’s root servers, as well as performs the root zone maintainer function for the core of the internet’s Domain Name System (DNS). Verisign’s Security Services include intelligence-driven Distributed Denial of Service Protection, iDefense Security Intelligence and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the operational and other risks from the introduction of new gTLDs by ICANN and our provision of back-end registry services; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; the impact of unfavorable tax rules and regulations; and our ability to continue to reinvest offshore our foreign earnings. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2017 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$231,945	$228,659
Marketable securities	1,565,962	1,686,771
Accounts receivable, net	13,051	12,638
Other current assets	31,384	39,856
Total current assets	1,842,342	1,967,924
Property and equipment, net	266,125	295,570
Goodwill	52,527	52,527
Deferred tax assets	9,385	17,361
Deposits to acquire intangible assets	145,000	2,000
Other long-term assets	19,193	22,355
Total long-term assets	492,230	389,813
Total assets	$2,334,572	$2,357,737
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$203,920	$188,171
Deferred revenues	688,265	680,483
Subordinated convertible debentures, including contingent interest derivative	629,764	634,326
Total current liabilities	1,521,949	1,502,980
Long-term deferred revenues	287,424	280,859
Senior notes	1,237,189	1,235,354
Deferred tax liabilities	371,433	294,194
Other long-term tax liabilities	117,172	114,797
Total long-term liabilities	2,013,218	1,925,204
Total liabilities	3,535,167	3,428,184
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 324,118 at December 31, 2016 and 322,990 at December 31, 2015; Outstanding shares: 103,091 at December 31, 2016 and 110,072 at December 31, 2015	324	323
Additional paid-in capital	16,987,488	17,558,822
Accumulated deficit	(18,184,954)	(18,625,599)
Accumulated other comprehensive loss	(3,453)	(3,993)
Total stockholders’ deficit	(1,200,595)	(1,070,447)
Total liabilities and stockholders’ deficit	$2,334,572	$2,357,737

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	$286,271	$272,625	$1,142,167	$1,059,366
Costs and expenses:
Cost of revenues	49,100	48,996	198,242	192,788
Sales and marketing	21,819	22,507	80,250	90,184
Research and development	13,745	15,200	59,100	63,718
General and administrative	32,845	27,640	118,003	106,730
Total costs and expenses	117,509	114,343	455,595	453,420
Operating income	168,762	158,282	686,572	605,946
Interest expense	(28,982)	(28,567)	(115,564)	(107,631)
Non-operating income (loss), net	2,073	(4,336)	10,165	(10,665)
Income before income taxes	141,853	125,379	581,173	487,650
Income tax expense	(36,301)	(23,849)	(140,528)	(112,414)
Net income	105,552	101,530	440,645	375,236
Realized foreign currency translation adjustments, included in net income	—	—	85	(291)
Unrealized (loss) gain on investments	(768)	(1,318)	533	(519)
Realized gain on investments, included in net income	—	(86)	(78)	(185)
Other comprehensive (loss) income	(768)	(1,404)	540	(995)
Comprehensive income	$104,784	$100,126	$441,185	$374,241

Earnings per share:
Basic	$1.01	$0.92	$4.12	$3.29
Diluted	$0.84	$0.76	$3.42	$2.82
Shares used to compute earnings per share
Basic	104,080	110,952	107,001	114,155
Diluted	125,454	133,385	128,833	133,031

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$440,645	$375,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	58,167	61,491
Stock-based compensation	50,044	46,075
Excess tax benefit associated with stock-based compensation	(25,058)	(18,464)
Unrealized (gain) loss on contingent interest derivative on Subordinated Convertible Debentures	(2,402)	14,130
Payment of contingent interest	(13,385)	(10,759)
Amortization of debt discount and issuance costs	13,411	12,292
Other, net	(3,787)	(1,781)
Changes in operating assets and liabilities
Accounts receivable	(871)	661
Prepaid expenses and other assets	8,980	(1,728)
Accounts payable and accrued liabilities	40,244	21,013
Deferred revenues	14,347	70,988
Net deferred income taxes and other long-term tax liabilities	87,614	82,328
Net cash provided by operating activities	667,949	651,482
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	3,817,899	2,767,027
Purchases of marketable securities	(3,691,057)	(3,219,329)
Purchases of property and equipment	(26,574)	(40,656)
Deposits to acquire intangible assets	(143,000)	—
Other investing activities	2,333	(3,941)
Net cash used in investing activities	(40,399)	(496,899)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	13,670	14,690
Repurchases of common stock	(662,491)	(643,169)
Proceeds from senior notes, net of issuance costs	—	492,237
Excess tax benefit associated with stock-based compensation	25,058	18,464
Net cash used in financing activities	(623,763)	(117,778)
Effect of exchange rate changes on cash and cash equivalents	(501)	246
Net increase in cash and cash equivalents	3,286	37,051
Cash and cash equivalents at beginning of period	228,659	191,608
Cash and cash equivalents at end of period	$231,945	$228,659
Supplemental cash flow disclosures:
Cash paid for interest	$115,544	$99,473
Cash paid for income taxes, net of refunds received	$14,303	$39,723

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2016		2015
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$168,762	$105,552	$158,282	$101,530
Adjustments:
Stock-based compensation	14,299	14,299	11,724	11,724
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		9		5,072
Non-cash interest expense		3,440		3,091
Contingent interest payable on subordinated convertible debentures		(3,859)		(3,272)
Tax adjustment		(4,192)		(13,070)
Non-GAAP	$183,061	$115,249	$170,006	$105,075

Revenues	$286,271		$272,625
Non-GAAP operating margin	63.9%		62.4%
Diluted shares		125,454		133,385
Diluted EPS, non-GAAP		$0.92		$0.79

	Year Ended December 31,
	2016		2015
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$686,572	$440,645	$605,946	$375,236
Adjustments:
Stock-based compensation	50,044	50,044	46,075	46,075
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures		(2,402)		14,130
Non-cash interest expense		13,411		11,746
Contingent interest payable on subordinated convertible debentures		(14,265)		(11,749)
Tax adjustment		(22,742)		(30,028)
Non-GAAP	$736,616	$464,691	$652,021	$405,410

Revenues	$1,142,167		$1,059,366
Non-GAAP operating margin	64.5%		61.5%
Diluted shares		128,833		133,031
Diluted EPS, non-GAAP		$3.61		$3.05

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended December 31,
	2016	2015
Net Income	$105,552	$101,530
Interest expense	28,982	28,567
Income tax expense	36,301	23,849
Depreciation and amortization	14,053	14,937
Stock-based compensation	14,299	11,724
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	9	5,072
Unrealized (gain) loss on hedging agreements	(115)	84
Non-GAAP Adjusted EBITDA	$199,081	$185,763

Year Ended December 31, 2016
Net Income	$440,645
Interest expense	115,564
Income tax expense	140,528
Depreciation and amortization	58,167
Stock-based compensation	50,044
Unrealized gain on contingent interest derivative on the subordinated convertible debentures	(2,402)
Unrealized gain on hedging agreements	(89)
Non-GAAP Adjusted EBITDA	$802,457

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of revenues	$1,886	$1,807	$7,253	$7,009
Sales and marketing	1,518	1,963	5,738	6,763
Research and development	1,773	1,598	6,739	6,488
General and administrative	9,122	6,356	30,314	25,815
Total stock-based compensation expense	$14,299	$11,724	$50,044	$46,075